   As filed with the Securities and Exchange Commission on February 12, 2003
                                                    Registration No. __________




                                                                 EXHIBIT 5.1

February 13, 2003

Paving Stone Corporation
1760 NW. 22 Court
Pompano Beach, Florida 33069

Re: Paving Stone Corporation (the "Corporation")
                                   -----------
    Registration Statement on Form S-8 (the " Statement")
                                              ---------
Gentlemen:

We have acted as special counsel to the Corporation in connection with the preparation of the Registration Statement filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "1933 Act")
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relating to the proposed public offering of up to 1,890,000 shares of the Corporation's common stock, par value $O.00001 per share (the "Common Stock).
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We are furnishing this opinion to you in accordance with Item 601(b)(5) of Regulation S-K promulgated under the 1933 Act for filing as Exhibit 5.1 to the Registration Statement.

We are familiar with the Registration Statement, and we have examined the Corporation's Certificate of Incorporation, as amended to date, the Corporation's Bylaws, as amended to date, and minutes and resolutions of the Corporation's Board of Directors and shareholders. We have also examined such other documents, certificates, instruments and corporate records, and such statutes, decisions and questions of law as we have deemed necessary or appropriate for the purpose of this opinion. Based upon the foregoing, we are of the opinion that the shares of Common Stock to be sold by the Selling Stockholders (as defined in the Registration Statement) to the public, when issued and sold in the manner described in the Registration Statement (as amended), will be validly issued, fully paid and non-assessable. We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the use of our name in the Prospectus constituting a part thereof in connection with the matters referred to under the caption "Legal Matters"

Very truly yours,

/s/ Kirkpatrick & Lockhart LLP

KIRKPATRICK & LOCKHART LLP

MI -138269 v1 0435460-020

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